UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2016

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan   48320

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 15, 2016, the Registrant announced the execution of a Letter of Intent with NutriQuest LLC to jointly develop and test animal nutrition products derived from the Registrant’s proprietary algae strain. See the Press Release attached hereto as Exhibit 99.1.

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this Form 8-K other than statements of historical fact, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company’s future results may differ materially from the Company’s past results and the risk that such market conditions could continue or worsen, and the risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for fiscal year 2015 filed on March 29, 2016, and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The statements in this Form 8-K are made as of the date of this Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements or other information included in this Form 8-K, whether as a result of new information, future events, changed circumstances or any other reason.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Press Release dated December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Date:  December 15, 2016

By:  /s/ PHILIP M. RICE, II

Philip M. Rice, II, Chief Financial Officer